UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2013

HEALTH ENHANCEMENT PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 West Square Lake Rd., Bloomfield Hills, Michigan    48302

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code     (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment

On July 19, 2013, John B. Payne was appointed to the Board of Directors of the Registrant, to serve in such capacity until his successor is appointed and qualified or until his earlier resignation or removal.

As compensation for serving as a member of the Board of Directors of the Registrant, Mr. Payne will receive $10,000 for each annual term served, paid quarterly, and upon his joining the Board he received a warrant to purchase 50,000 shares of common stock (vested quarterly) at an exercise price of $.38 per share with a term of three years.

Mr. Payne is currently the CEO and Founder of Pet Health Innovations, LLC. He is also the chairman of the board at American Humane Association.  He previously served as the President and CEO of Banfield Pet Hospitals the nation’s largest private veterinary practice with more than 800 full-service hospitals, operating in the United States.  He also served as a member of the Mars Global PetCare leadership team based in Brussels, representing over $11 billion in the pet industry segment.  Prior to Banfield and Mars, Mr. Payne served as President and General Manager of Bayer Healthcare’s North American Animal Health Division, part of the $33 billion diversified international conglomerate.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date:  July 24, 2013

By: /s/ PHILIP M, RICE II
Philip M. Rice, II, Chief Financial Officer

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